Exhibit T3A-46.

                                    DELAWARE

                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "COVANTA OPWH, INC.," AS RECEIVED AND FILED IN THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE TWENTIETH DAY OF NOVEMBER, A.D. 1990, AT 10 O'CLOCK A.M.

         CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SIXTH DAY OF FEBRUARY, A.D. 1996, AT 9 O'CLOCK A.M.

         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "OPWH, INC." TO "COVANTA OPWH, INC.", FILED THE FOURTEENTH DAY OF MARCH, A.D. 2001, AT 9 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

       [Seal of the Secretary                   /s/ Harriet Smith Windsor
              Office]                           --------------------------------
                                                Harriet Smith Windsor, Secretary
                                                of State

2247028-8100H                                   AUTHENTICATION:  2951546

040135473                                                 DATE: 02-25-04

                                                                 Exhibit T3A-46.

                                                                 Exhibit T3A-46.

                          CERTIFICATE OP INCORPORATION

                                       OF

                                   OPWH, INC.

         1.       The name of the corporation is:

                                   OPWH, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100) and the par value of each of such shares is One Dollar (l.00) amounting in the aggregate to One Hundred Dollars ($100.00).

         5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

         6.       The name and mailing address of the incorporator is:

                                       V. A. Brookens
                                       Corporation Trust Center
                                       1209 Orange Street
                                       Wilmington, Delaware  19801

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of November, 1990.

                                                     /s/ V.A. Brookens
                                                     ---------------------
                                                     V. A. Brookens

                                                                 Exhibit T3A-46.

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

1.       The name of the corporation (hereinafter called the "corporation") is

                                   OPWH, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 1/15, 1996

                                                     /s/ Pat Collins
                                                     -------------------------
                                                     Authorized Officer

                                                                 Exhibit T3A-46.

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                                   OPWH, INC.

It is hereby certified that:

                  1. The name of the corporation (hereinafter the "corporation") is OPWH, INC.

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

                  Article One: The name of the corporation (hereinafter called the "corporation") is COVANTA OPWH, INC.

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of Section 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March ____, 2001.

                                                     /s/  Patricia Collins
                                                     ---------------------------
                                                     Name: Patricia Collins
                                                     Title: Ass. Secretary